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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Dupont Photomasks, Inc.
(Name of Registrant as Specified In Its Charter)

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DuPont Photomasks, Inc.
131 Old Settlers Boulevard
Round Rock, Texas 78664
512-310-6500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD OCTOBER 26, 2004

To our Stockholders:

        Notice is hereby given that our 2004 Annual Meeting of Stockholders will be held at the Austin Marriott North, 2600 La Frontera Boulevard, Round Rock, Texas 78681, on Tuesday, October 26, 2004, at 10:00 a.m. local time and any adjournment thereof, for the following purposes:

  (1)
  To elect to our Board of Directors three Class II directors to serve until our 2007 annual meeting of stockholders, or until their successors are elected and qualified, subject to their prior death, resignation or removal;

  (2)
  To ratify the appointment by our Audit Committee of PricewaterhouseCoopers LLP as independent auditors for our company for the fiscal year ending June 30, 2005;

  (3)
  To adopt and approve an amendment to our Second Amended and Restated Non-employee Directors Stock Option Plan to increase the number of shares of our common stock authorized for issuance under that plan by 100,000, to 350,000; and

  (4)
  To transact such other business as may properly come before the meeting and any adjournments thereof.

        Our Board of Directors recommends an affirmative vote on the items described above.

        Only stockholders of record at the close of business on August 27, 2004 are entitled to notice of and to vote at the annual meeting. All stockholders are cordially invited and urged to attend the meeting. Regardless of whether you expect to attend the meeting, you are requested to sign, date and return the accompanying proxy card in the enclosed self-addressed postage-paid envelope. You may still attend and vote in person at the annual meeting if you wish, even though you may have submitted your proxy prior to the meeting. If you attend the meeting and wish to vote in person, you must revoke your proxy and only your vote at the meeting will be counted. Our Bylaws require that the holders of a majority of the outstanding shares of our common stock entitled to vote be represented in person or by proxy at the meeting in order to constitute a quorum for the transaction of business. It is important that your shares be represented at the meeting in person or by proxy.

        Your support for us is greatly appreciated.

By order of our Board of Directors
/s/ Marshall Turner
MARSHALL C. TURNER Chairman of our Board and Chief Executive Officer

September 9, 2004
Round Rock, Texas

DUPONT PHOTOMASKS, INC.
131 Old Settlers Boulevard
Round Rock, Texas 78664

PROXY STATEMENT

2004 Annual Meeting of Stockholders

SOLICITATION, EXERCISE AND REVOCATION OF PROXIES

        The accompanying proxy is solicited on behalf of our Board of Directors ("Board") to be voted at our 2004 Annual Meeting of Stockholders. Our annual meeting will be held at the Austin Marriott North, 2600 La Frontera Boulevard, Round Rock, Texas 78681, on Tuesday, October 26, 2004 at 10:00 a.m. local time. In addition to the original solicitation by mail, certain of our regular employees may, without extra remuneration, solicit proxies by telephone or in person. We have appointed The Altman Group to assist us with the solicitation of proxies from our stockholders, for a fee of approximately $5,000 plus expenses. All expenses of this solicitation, including the costs of preparing and mailing this proxy statement and the reimbursement of brokerage firms and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of shares, will be borne by us. You may vote in person at our annual meeting, if you wish, even though you have previously mailed in your proxy. If you attend the meeting and wish to vote in person, you must revoke your proxy and only your vote at the meeting will be counted. This proxy statement and the accompanying proxy are being mailed to stockholders beginning on or about September 22, 2004. Unless otherwise indicated, "we," "us" and "our" mean DuPont Photomasks, Inc. and "E. I. du Pont de Nemours and Company" means E. I. du Pont de Nemours and Company or one of its wholly owned subsidiaries.

        All duly executed proxies will be voted in accordance with the instructions thereon. Stockholders who execute proxies, however, retain the right to revoke them at any time before they are voted. The revocation of a proxy will not be effective until written notice thereof has been given to our Secretary unless the stockholder granting such proxy votes in person at our annual meeting.

VOTING OF SECURITIES

        The record date for the determination of stockholders entitled to vote at our annual meeting is August 27, 2004. As of such date, we had outstanding 18,482,544 shares of our common stock, $0.01 par value per share. Our common stock is the only class of our stock outstanding and entitled to vote at our annual meeting. Each stockholder is entitled to one vote for each share of our common stock held. All votes on the proposals set forth below will be taken by ballot. For purposes of the votes on all proposals set forth below, the holders of a majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at our annual meeting. The stockholders present at our annual meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal of enough stockholders to leave less than a quorum or the refusal of any stockholder present in person or by proxy to vote or participate in our annual meeting. Abstentions and broker non-votes (i.e., the submission of a proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on any particular matter) will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

        IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE REQUESTED TO SIGN, DATE AND RETURN THE PROXY CARD AS SOON AS POSSIBLE, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON.

ELECTION OF DIRECTORS
(Proposal 1)

General Information

        Three directors are proposed to be elected at our annual meeting, all of whom are currently our directors. Our Bylaws provide for a Board of not less than one nor more than 15 directors, with the current number set at nine. Vacancies on our Board shall be filled solely by the majority vote of directors then in office, even though less than a quorum of the Board. Our fiscal year ends June 30. We do not have a formal policy requiring our directors to attend our annual meeting of stockholders, but we typically schedule a Board meeting in conjunction with our annual meeting of stockholders and encourage our directors to attend the annual meeting of stockholders. Last year, all of our directors then serving attended our annual meeting of stockholders.

        Our Board is divided into three classes as nearly equal in size as is practicable, designated Class I, Class II and Class III. The term of office of the Class II directors is expiring at this annual meeting, the term of office of the Class I directors will expire at the 2006 annual meeting and the term of office of the Class III directors will expire at the 2005 annual meeting, and directors in each class shall hold office until such annual meeting of stockholders or until his or her successor is elected and has qualified.

        Our Board has determined that all of our directors, except Messrs. Adcox and Turner, are "independent directors" under Rule 4200 of the Nasdaq Stock Market, and that all of the members of our Audit Committee are "independent directors" under Rule 4200 of the Nasdaq Stock Market and Section 10A(m)(3) of the Securities Exchange Act of 1934.

        The persons named in the accompanying proxy may act with discretionary authority to vote for a new director nominee should any nominee named in this proxy statement become unavailable for election, although management is unaware of any circumstances likely to render any nominee unavailable for election. Unless the stockholder has specified otherwise, the persons named in the accompanying proxy will vote such stockholder's shares of our common stock in favor of the nominees listed below. Proxies cannot be voted for a greater number of persons than the number of nominees listed below.

Stockholder Approval

        The three nominees receiving the greatest number of votes at our annual meeting at which a quorum is present shall be elected, even if they receive less than a majority of the votes. Our stockholders are not entitled to cumulative voting in the election of directors. Abstentions will have no effect on the tabulation of votes cast for the election of any director, except to the extent that they affect the total votes received by any particular nominee.

Board Recommendation

        Our Board believes that the election of the persons listed below as our directors is in the best interest of our company and our stockholders. Our Board, therefore, recommends that you vote FOR the nominees and it is intended that the proxies not marked to the contrary will be so voted. Directors elected to replace those of a class whose term expires at a given annual meeting shall be elected to hold office until the third succeeding annual meeting or until their respective successors have been elected and qualified.

Nominees for Director

        The following table sets forth the name, age (as of August 27, 2004) and current position of each person who is a nominee for election as one of our directors:

Name	Age	Current Position	Class of Director
Preston M. Adcox	61	Director	Class II
Isabella C.M. Cunningham, Ph.D.	62	Director	Class II
Susan Vladuchick Sam	56	Director	Class II

        Preston M. Adcox was formerly our President and Chief Operating Officer until his retirement from the position in February 2002. He joined E. I. du Pont de Nemours and Company in 1967 and has held a number of manufacturing and technology management positions. He became a Managing Director in E. I. du Pont de Nemours and Company's semiconductor materials business in 1988 and had global responsibility for E. I. du Pont de Nemours and Company's photomask operations until 1996. He was a member of the Board of Directors of Etec Systems from 1990 to early 1995. From 1988 to 1999, he served on the Board of Directors of Semiconductor Industry Suppliers Association (formerly Semi-Sematech), an organization representing United States equipment and material suppliers to the semiconductor manufacturing industry. He holds a Bachelor's Degree in Mechanical Engineering from the University of Arkansas and a Master's Degree in Mechanical Engineering from the University of Florida. He has been one of our directors since May 2000.

        Isabella C. M. Cunningham, Ph.D. is a private consultant and has held a variety of positions in communications, marketing, law and business education in the United States and internationally. Since 1983, she has been the Ernest A. Sharpe Professor in Communication at The University of Texas at Austin. She has been published extensively in the area of business, marketing and communications. She holds a Ph.D. and a Master's Degree in Business Administration and Marketing from Michigan State University, a Master's Degree in Business Administration from Escola de Administracao de Empresas de Sao Paulo and a Doctor of Jurisprudence Degree from Faculdade da Direito da Universidade Catolica de Sao Paulo, Brazil. Dr. Cunningham is currently a director of XILIX Corp. of Austin, Texas. She has been one of our directors since October 2001.

        Susan Vladuchick Sam is a private consultant, having retired from E. I. du Pont de Nemours and Company in 1999. She joined E. I. du Pont de Nemours and Company in 1969 and held a variety of management positions in Research and Development, Human Resources and Manufacturing during the course of her career, including Director of Operations for E. I. du Pont de Nemours and Company Medical Products from 1993 to 1995, Director of Human Development and Personnel Relations from 1995 to 1997 and Director of Operations-U.S. Region and Vice Chair of the Operations Network from 1997 to 1999. She holds a Bachelor's Degree in Chemistry from Grove City College and a Master's Degree in Chemical Education from the University of Delaware. She currently serves on the Board of Trustees of Grove City College. She has been one of our directors since January 1996.

Retiring Class II Director

        Robert J. Boehlke, age 63, is the former Executive Vice President and Chief Financial Officer of KLA-Tencor Corporation, a position he held from 1990 until his retirement in 2000. He is also a director of MEMC Electronics Materials, Inc. and LTX Corporation. He has been one of our directors since October 2001. In early August 2004, Mr. Boehlke indicated to us that, for personal reasons, he does not intend to stand for re-election and expects to tender his retirement from our Board coincident with the expiration of his current term on October 26, 2004. Upon his retirement, we expect that our Board will reduce the number of directors to eight. As a result, proxies may not be voted for a greater number of persons than the number of nominees named.

Continuing Directors

Name	Age	Current Position	Class of Director
Kevin P. Hegarty	49	Director	Class III
E. James Prendergast	51	Director	Class I
John C. Sargent	66	Director	Class III
William T. Siegle	65	Director	Class I
Marshall C. Turner	62	Chairman of our Board and Chief Executive Officer	Class III

        Kevin P. Hegarty is currently Vice President and Chief Financial Officer at The University of Texas at Austin, having been named to this post in 2001. Prior to joining The University of Texas at Austin, his career included positions as Vice President and Chief Financial Officer of Dell Financial Services and Vice President and Corporate Controller of Dell Inc. A certified public accountant, he is a member of the American Institute of Certified Public Accountants and serves on the boards of The Texas Exes Alumni Association, Ezenia! Inc., and Burnt Orange Productions LLC. He holds a Bachelor's Degree in Business Administration in Accounting and a Master's Degree in Professional Accounting from The University of Texas at Austin. He has been one of our directors since June 2004.

        E. James Prendergast is the Vice President and Chief Technology Officer of E. I. du Pont de Nemours and Company's Electronic and Communication Technologies business unit, where he oversees the research and development of semiconductor fabrication processes and materials, packaging materials and circuit and component materials. Dr. Prendergast is the former Vice President and Director of the Physical Sciences Research Laboratories, a part of Motorola Labs, where he directed long-range research in future integrated systems, materials, and lab-on-a-chip for potential new business applications. Dr. Prendergast holds a Bachelor's of Science Degree and a Bachelor's Degree in Electrical Engineering from Sydney University. He also holds a Doctorate in Electrical Engineering from Cambridge University. He has been one of our directors since February 2003.

        John C. Sargent is a private consultant, having retired from E. I. du Pont de Nemours and Company in 1998. He joined the Treasury Department of Conoco in 1964 and worked in a number of financial management positions with Conoco both in the United States and Europe. He became Vice President and Treasurer of Conoco in 1981 and also in 1981 became Assistant Treasurer and Director of the Treasury Division of E. I. du Pont de Nemours and Company after Conoco was acquired by E. I. du Pont de Nemours and Company. He assumed the position of Vice President and Treasurer of E. I. du Pont de Nemours and Company in 1992. His positions have also included financial control responsibility for several international operations. Mr. Sargent serves on the Board of Directors of the Winterthur Museum, Gardens and Library in Greenville, Delaware, and is a member of its compensation and audit committees. He holds a Bachelor's Degree in Accounting from The University of Texas at Austin and he has held a CPA license. He has been one of our directors since December 1995.

        William T. Siegle is Senior Vice President and Chief Scientist for Advanced Micro Devices. Prior to joining AMD in 1990, Dr. Siegle was director of IBM's Advanced Technology Center in East Fishkill, New York. He holds a Bachelor's Degree, Master's Degree and Doctorate in Electrical Engineering, all from Rensselaer Polytechnic Institute. Dr. Siegle has served on the Boards of Directors of Etec Systems, International Sematech, and the Semiconductor Research Corporation. He has also been a member of the SIA Technology Strategy Committee. He has been one of our directors since May 2003.

        Marshall C. Turner is Chairman of our Board and our Chief Executive Officer. Mr. Turner is a director of the AllianceBernstein Technology Fund, Inc. and a member of its audit committee. Mr. Turner is also the Chairman of the Board of the Smithsonian's National Museum of Natural

History, and a director of the George Lucas Educational Foundation. From 1981 through 1998, he was a founding general partner of Taylor & Turner Associates, Ltd., the general partner of several venture partnerships. He served on an interim basis from June 1999 to May 2000 as the Chairman of our Board of Directors and Chief Executive Officer. He holds a Bachelor's Degree in Mechanical Engineering and a Master's Degree in Product Design from Stanford University, and a Master's Degree in Business Administration from Harvard University. He has been one of our directors since April 1996.

Board Committees and Meetings

        Our Board has appointed from among its members three standing committees:

        Audit Committee:    The Audit Committee is presently composed of John C. Sargent, who serves as chairperson of the committee, Isabella C. M. Cunningham, Ph.D., Kevin P. Hegarty and William T. Siegle. Our Board has determined that all of the members of the Audit Committee are "independent directors" under Rule 4200 of the Nasdaq Stock Market and Section 10A(m)(3) of the Securities Exchange Act of 1934 and meet the other requirements of the Securities and Exchange Commission and the Nasdaq Stock Market for service on our Audit Committee. No member of the Audit Committee may be one of our employees or officers. Our Board also has determined that the Chairman of the Audit Committee, John C. Sargent, is an "audit committee financial expert" as defined in the applicable rules of the Securities and Exchange Commission. The functions of the Audit Committee include meeting with our independent auditors to discuss the scope and results of their examination, to review our internal audit activities and to discuss the adequacy of our accounting and control systems, to review the audit schedule and to consider any issues raised by its members, our independent public accountants and our staff or management. Each year the Audit Committee will select and report to the full Board the name of an accounting firm to audit our consolidated financial statements.

        Compensation Committee:    The Compensation Committee is presently composed of Susan Vladuchick Sam, who serves as chairperson of the committee, Robert J. Boehlke and John C. Sargent. Our Board has determined that all of the members of the Compensation Committee are "independent directors" under Rule 4200 of the Nasdaq Stock Market. No member of the Compensation Committee may be one of our employees or officers. The principal functions of the Compensation Committee are to review and approve our organizational structure, review performance of our officers, establish overall employee compensation policies and recommend to our Board major compensation programs. The Compensation Committee also reviews and approves compensation of our executive officers, including salary, bonus awards, stock options and restricted stock grants, and administers our stock plans and bonus program.

        Governance Committee:    In order to provide a framework and forum for our corporate governance initiatives and issues, the Board created a Corporate Governance Committee (the "Governance Committee") in 2003. The Governance Committee is presently composed of Isabella Cunningham, Ph.D., who serves as chairperson of the Governance Committee, Robert Boehlke, Kevin P. Hegarty, E. James Prendergast, Susan Vladuchick Sam, John C. Sargent and William T. Siegle. Our Board has determined that all of the members of the Governance Committee are "independent directors" under Rule 4200 of the Nasdaq Stock Market. No member of the Governance Committee may be one of our employees or officers. Our Board has approved a charter of the Governance Committee, a copy of which is attached to this proxy statement as an appendix. The charter is intended as a general framework to assist the Governance Committee in carrying out its responsibilities. The primary functions of the Governance Committee are to provide a forum for independent directors to address corporate governance issues, to stimulate continuous improvement of our Board's practices, to serve as a catalyst for clear and thorough communication between our Board and our Chief Executive Officer.

The Committee is responsible for recommending director candidates to the Board for nomination or appointment, and for recommending incumbent directors for re-election by our stockholders. The Governance Committee also reviews and approves any changes in the compensation of our directors. The Governance Committee also may from time to time address other matters as deemed appropriate by the Governance Committee or the Board. In carrying out its duties, the Governance Committee and its chairperson, as appropriate, consult with and solicit the views of our Chief Executive Officer. The Governance Committee is authorized to retain, at our expense, independent legal, accounting, or other professional advisers selected by the Governance Committee, for any matters relating to the Governance Committee's responsibilities.

        Director Nominations:    Our Governance Committee from time to time reviews the experience and characteristics appropriate for candidates for our Board in light of the Board's composition at the time and skills and expertise needed at the Board and committee levels. The Governance Committee then recommends director candidates to the Board for nomination or appointment. The Governance Committee also provides input to the Board regarding decisions on any tendered resignations of Directors and whether directors whose terms are expiring should be nominated to stand for re-election, based on a review of the length of service of the members of the Board, including an assessment of individual director performance, number of other public company Boards on which the individual serves, composition of the Board at that time, and other relevant factors, in order to determine whether to re-nominate that individual. In addition, our Governance Committee has adopted a policy regarding a retirement age for our directors, such that the Governance Committee will not re-nominate incumbent directors for re-election once they reach age 72, subject to such exceptions as may be approved by the Governance Committee after reviewing the needs of the Board and the qualifications and contributions of the director in question. The Governance Committee has the sole authority to retain, terminate and determine the compensation of any search firm used to identify director candidates. No such search firm has been retained at this time.

        Our stockholders may submit director nominations for consideration by our Governance Committee if they follow the procedures and conform to the deadlines set forth in our bylaws, and comply with all applicable rules and regulations of the Securities and Exchange Commission and the Nasdaq stock market. The complete description of the requirements of our bylaws for stockholder nominations of director candidates is contained in our bylaws. In general, a stockholder desiring to nominate one or more candidates for election at the next annual meeting must submit written notice of such nomination to our Secretary no less than 90 days nor more than 120 days in advance of the first anniversary of the date of the previous year's annual meeting. In addition, the person submitting the nomination must be a stockholder of record of our company, must be entitled to vote at the annual meeting with respect to which the nomination is made, and must comply with the notice procedures set forth in our bylaws.

        Nominations submitted by stockholders must comply with our bylaws and all applicable rules and regulations of the Securities and Exchange Commission and the Nasdaq stock market, and also must contain the following information: the name and contact information of the stockholder submitting the nomination; a statement that the stockholder submitting the nomination is a stockholder of our company and is proposing a director candidate for consideration by the Governance Committee; the name and contact information of the candidate; a statement of the candidate's educational and business experience and expertise; a statement detailing any relationship between the candidate and our company; a statement detailing any relationship between the candidate and any of our customers, suppliers or competitors; a statement detailing any relationship or understanding between the stockholder submitting the nomination and the candidate; and confirmation that the candidate is willing to be considered for nomination and willing to serve as a director if nominated and elected. Subject to receipt of the requested information on a timely basis, our Governance Committee will evaluate all persons nominated by our stockholders using the same processes and standards as it uses for all director nominees.

        Meetings:    During fiscal 2004, our Board held six meetings in person or by telephone. Members of our Board are provided with information between meetings regarding our operations and are consulted on an informal basis with respect to pending business. Such consultation from time to time leads to director action between meetings by unanimous written consent of the directors, which occurred once during fiscal 2004. During fiscal 2004, the Compensation Committee held six meetings in person or by telephone and one by unanimous written consent. During fiscal 2004, the Audit Committee held fourteen meetings in person or by telephone, eight of which were for the purpose of reviewing our quarterly earnings releases and SEC filings, respectively. During fiscal 2004, the Governance Committee held six meetings in person or by telephone. Each of the incumbent directors who was a director during the fiscal 2004 year attended no fewer than 75 percent of the total number of meetings of our Board and the total number of meetings held by all committees of our Board on which such director served during the year.

        Code of Business Conduct and Ethics:    Our Board of Directors has adopted a code of business conduct and ethics applicable to all employees, including our executive officers. Our code of business conduct and ethics is attached to our Annual Report on Form 10-K for fiscal 2004 as an exhibit, and is available on our website at www.photomask.com.

Communicating with our Board of Directors

        Any stockholder may contact our Board (including any individual member of our Board or any committee of our Board), by mail at the following address:

  Board of Directors
  c/o General Counsel
  131 Old Settlers Blvd.
  DuPont Photomasks, Inc.
  Round Rock, Texas 78664

        Stockholder correspondence should indicate that the sender is a stockholder of our company. Our General Counsel maintains a log of all stockholder correspondence addressed to the Board, and periodically reviews the log with the Board. Our General Counsel regularly forwards copies of all such correspondence to the Chair of the Governance Committee (in the case of correspondence addressed to Board), the individual member of our Board (in the case of correspondence addressed to that member), or the Chair of the applicable committee (in the case of correspondence addressed to a committee of our Board). The Chair of our Governance Committee, individual member, or other committee chair, as applicable, will determine whether a response is warranted, and if so, the manner in which the response will be prepared and submitted. However, our Governance Committee has instructed our General Counsel not to forward, and to handle as he deems appropriate, correspondence consisting of any of the following: requests for general information about us (such as requests for copies of our annual report); communications that are obscene or profane; communications that present safety or security concerns; solicitations for business; solicitations for charitable contributions; and communications that are not relevant to our business or operations. Any correspondence noting concerns or complaints regarding accounting, auditing or internal controls matters will be forwarded to the Chair of our Audit Committee. Any member of the Board may review, at any time, all correspondence received by the General Counsel that is addressed to the Board, including any correspondence that was not forwarded for the reasons stated above.

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
(Proposal 2)

General Information

        Our Bylaws provide that it shall be the duty of the Audit Committee to employ, subject to stockholder ratification at each annual meeting, independent auditors to audit our books of account, accounting procedures and consolidated financial statements for the year and to perform such other duties as prescribed from time to time by the Audit Committee.

        During fiscal 2004, PricewaterhouseCoopers LLP audited our annual consolidated financial statements, reviewed financial information in filings with the Securities and Exchange Commission, and provided various other services.

        The Audit Committee has appointed PricewaterhouseCoopers LLP as independent auditors to perform the examination of our consolidated financial statements for fiscal 2005 and to render other services required of them. Notwithstanding this selection, the Audit Committee may, in its discretion, direct the appointment of a different independent accounting firm at any time if the Audit Committee believes that such change would be in the company's and our stockholders' best interests.

        The Audit Committee reviews and considers all PricewaterhouseCoopers LLP's professional services when assessing auditor independence. The following professional fees were remitted to our independent auditors with respect to fiscal 2004 and fiscal 2003, respectively:

  •
  Audit Fees.    PricewaterhouseCoopers LLP's fees for our fiscal 2004 audit, review of our fiscal 2004 interim consolidated financial statements and services related to our Securities and Exchange Commission Form S-3 filed in May 2004 were $461,000. PricewaterhouseCoopers LLP's fees for our fiscal 2003 audit, review of our fiscal 2003 interim consolidated financial statements, services related to the $125 million of convertible subordinated notes that we issued in May 2003, and assistance with and review of documents filed with the Securities and Exchange Commission during fiscal 2003 were $515,000.

  •
  Audit-Related Fees.    PricewaterhouseCoopers LLP's fees for services rendered in connection with Section 404 of the Sarbanes-Oxley Act of 2002, and consultations concerning financial accounting and reporting standards, during fiscal 2004 were $275,000. PricewaterhouseCoopers LLP's fees for consultations concerning financial accounting and reporting standards during fiscal 2003 were $65,000.

  •
  Tax Fees.    PricewaterhouseCoopers LLP's tax fees for fiscal 2004 and fiscal 2003 were $303,000 and $367,000 respectively. These fees were for services related to tax compliance, tax planning and tax advice.

  •
  All Other Fees.    We did not engage PricewaterhouseCoopers LLP to perform other services during fiscal 2004 and 2003, respectively.

        The Audit Committee has adopted policies and procedures relating to the pre-approval of all audit services, and non-audit services that are permitted by applicable laws and regulations, that are to be performed by our independent auditors. As part of those policies and procedures, the Audit Committee has pre-approved specific audit and audit-related services that may be provided by our independent auditors subject to certain maximum dollar amounts. No further approval by the Audit Committee is required in advance of services falling within the specific types of services and cost-levels included in the pre-approved services. Any proposed services not specifically pre-approved or exceeding pre-approved cost levels require specific pre-approval by the Audit Committee. Reasonably detailed back-up documentation must be provided to the Audit Committee with respect to any services proposed for pre-approval. The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated is required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not and will not delegate to management the Audit Committee's responsibilities to pre-approve services performed by the independent auditors. The annual audit services, engagement terms and fees are subject to the pre-approval of the Audit Committee. The Audit Committee also reviews and approves, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, our structure or other matters.

        Representatives of PricewaterhouseCoopers LLP are expected to be present at our annual meeting of stockholders, with the opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

Stockholder Approval

        The affirmative vote of a majority of the outstanding shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting is required for the ratification of the selection of PricewaterhouseCoopers LLP. Abstentions will be counted towards the tabulation of votes cast on this proposal and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether or not this proposal has been approved.

Board Recommendation

        Our Board believes that the ratification of PricewaterhouseCoopers LLP as independent auditors is in the best interests of our company and stockholders. Our Board, therefore, recommends that you vote FOR such ratification and it is intended that the proxies not marked to the contrary will be so voted. If the appointment is not ratified, our Audit Committee will consider whether to select other independent auditors.

APPROVAL OF THE AMENDMENT TO OUR
SECOND AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
(Proposal 3)

General Information

        Stockholders are being asked to approve an amendment to our Second Amended and Restated Non-employee Directors Stock Option Plan, referred to as the Directors Plan, which will increase the number of shares of our common stock available for issuance under the plan from 250,000 shares to 350,000 shares. On August 23, 2004, our Governance Committee recommended, and our Board approved, the 100,000 share increase, subject to stockholder approval at our annual meeting. The Governance Committee and the Board believe it is in the best interests of our company and our stockholders to increase the share reserve so that we can continue to attract and retain the services of qualified non-employee directors.

        If the 100,000 share increase is not approved, we will not be able to continue to provide the grants of options to our non-employee directors contemplated by the Directors Plan since it was approved by our stockholders in 1998. The shares previously approved in the Directors Plan will be exhausted upon the issuance of options (with each director experiencing a pro rata reduction of the option grant to reflect the number of shares remaining in the Directors Plan) in the month following the 2004 annual meeting of stockholders. If we are unable to issue additional options under the Directors Plan, our ability to attract and retain the services of qualified non-employee directors may be materially adversely affected.

        As part of its ongoing review of our compensation practices, our Board intends to further review both the Directors Plan and our Amended 1997 Stock Option and Restricted Stock Plan, and the manner in which stock options are used as part of our compensation strategies for both employees and directors, if and when the proposed rules regarding the expensing of stock options are finalized by the applicable regulatory authorities.

Summary Description of the Second Amended and Restated Non-employee Directors Stock Option Plan

        THE FOLLOWING DESCRIPTION OF THE DIRECTORS PLAN IS QUALIFIED BY REFERENCE TO THE COPY OF THE AMENDMENT TO THE DIRECTORS PLAN ATTACHED TO THIS PROXY STATEMENT AS AN APPENDIX. THE DIRECTORS PLAN (AS IN EFFECT WITHOUT THE AMENDMENT PROPOSED HEREIN) WAS ATTACHED AS AN APPENDIX TO OUR 1998 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS.

        The Directors Plan provides that each director who was not an employee of our company or any of its subsidiaries (and who is not precluded by his or her employer from receiving such grant) receives a one-time grant of options to purchase 12,000 shares of our common stock upon first joining the Board. Thereafter, each non-employee director will receive, during his or her tenure as a director, an annual grant of options covering 5,000 shares as of the first day of the month following the annual meeting of stockholders of our company. Directors who are first elected to the Board within the 60 day period immediately preceding an annual meeting of stockholders and who at the time of their election received the one-time grant of options to purchase 12,000 shares described above, will not, under the terms of the Directors Plan, receive an additional grant of 5,000 shares as of the first of the month following such annual meeting. Upon exercise of an option, payments of the purchase price for the stock subject to the exercise will be made in cash.

        The Directors Plan has 250,000 shares of our common stock reserved for issuance, which would be increased to 350,000 if this amendment is approved by our stockholders. Under the terms of the

Directors Plan, in the event of any stock dividend, split-up, reclassification, or other analogous change in capitalization or any distribution to the common shareholders other than interim or year-end dividends declared as such by the Board, the number of shares of our common stock reserved for issuance under the plan will be adjusted by our Compensation Committee as it deems equitable, both to the optionees and to the company. Also in any such event, the number of shares and prices per share applicable to outstanding stock options under the Directors Plan will be adjusted by our Compensation Committee as it deems equitable, both to the optionees and to the company.

        Option grants shall vest at the rate of 25% per year. Each grant shall be evidenced by an agreement executed by an authorized officer of our company and each agreement shall be in a form approved by the Board, and shall comply with the terms and conditions of the plan. The options will accelerate in full upon the participant's death or Retirement (as defined below) provided the option has been outstanding for at least six months. Upon a participant's termination of Board service for any reason other than death or Retirement, outstanding options will terminate. "Retirement" is defined under the Directors Plan as the termination of a director's service on our Board, including resignation from our Board upon reaching age 70 or otherwise resigning or not standing for reelection with the approval of the Board, but does not include any termination of service resulting from an act of fraud, intentional misrepresentation, embezzlement, misappropriation, or conversion of assets or opportunities of the company or any of our direct or indirect majority-owned subsidiaries, by the applicable director. The exercise price for each option shall be the average of the high and low price of our common stock on the Nasdaq National Market on the date of grant.

        A participant in the Directors Plan shall have no rights as a stockholder with respect to shares covered by such participant's option grant until the date of the issuance of the shares to the participant. No adjustments to the shares issued to a participant on the exercise of an option under the Directors Plan shall be made for dividends or other distributions or rights for which the record date is prior to the date of such issuance. Under current accounting standards, option grants at 100% of fair market value on the date of grant will not result in any charge to our earnings. However, we must disclose the impact those options would have upon our reported earnings were the value of those options at the time of grant treated as a compensation expense. Whether or not granted at a discount, the number of outstanding options may be a factor in determining our earnings per share on a fully-diluted basis.

        The following table summarizes the options issued under the Directors Plan as of August 27, 2004.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by stockholders	197,000	$32.75	24,000
Equity compensation plans not approved by stockholders	0	$0.00	0
Total	197,000	$32.75	24,000

Certain U.S. Federal Income Tax Consequences

        The following is a general summary of the U.S. federal income tax consequences of a grant which may be awarded under the Directors Plan.

        For options granted pursuant to the plan, no taxable income will be realized by the participant upon the grant of such option. A participant generally will recognize ordinary taxable income upon exercise of such option in an amount equal to the excess of the fair market value of our common stock on the date of exercise over the exercise price paid.

        We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant with respect to any exercised non-statutory option. The deduction will in general be allowed for our taxable year in which the participant's taxable year of inclusion for such ordinary income ends.

        The foregoing is intended as a summary of the effect of certain U.S. federal income tax consequences associated with the plan and does not purport to be complete. This summary is based on current law, which is subject to change in the future, and current interpretations of the law, which may also change. It is recommended that participants consult their own tax advisors for counseling. The tax treatment under non-U.S., state or local law is not covered in this summary.

Stockholder Approval

        The affirmative vote of a majority of the outstanding shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting is required for the approval of the increase the number of shares of our common stock available for issuance under the plan from 250,000 shares to 350,000 shares. Abstentions will be counted towards the tabulation of votes cast on this proposal and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether or not this proposal has been approved.

Board Recommendation

        Our Board believes that the amendment of the Directors Plan is in the best interest of our company and stockholders. Our Board, therefore, recommends that you vote FOR such amendment and it is intended that the proxies not marked to the contrary will be so voted.

OTHER BUSINESS

        Our Board knows of no business to be brought before the meeting other than the proposals outlined above. If any other proposals properly come before the meeting, it is intended that the shares represented by proxies shall be voted in accordance with the judgment of the person or persons exercising the authority conferred by the proxies.

STOCKHOLDER PROPOSALS

        Under the rules of the Securities and Exchange Commission and our Bylaws as amended, the deadline for stockholders to submit proposals to be considered for inclusion in our proxy statement for the 2005 annual meeting of stockholders is expected to be on or about May 6, 2005. Such proposals may be considered for inclusion in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission and the procedures set forth in our Bylaws, as amended.

BENEFICIAL OWNERSHIP OF SECURITIES

        As of August 27, 2004, E. I. du Pont de Nemours and Company beneficially owned 3,629,272 shares (approximately 19.64 percent) of our common stock. As a result, E. I. du Pont de Nemours and Company has influence over our direction and policies including any merger, consolidation or sale of all or substantially all of our assets and the election of members of our Board. E. I. du Pont de Nemours and Company has indicated its intention to vote in favor of the proposals described above.

        The following table sets forth, as of the close of business on August 27, 2004, certain information regarding beneficial ownership of shares of our common stock by:

  •
  Each person who is known by us to be a beneficial owner of five percent or more of our common stock;

  •
  Each current director, including those directors who are nominees for director;

  •
  Each executive officer named in the summary compensation table included herein; and

  •
  All our current directors and executive officers as a group.

        Our common stock is the only class of voting securities outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. Unless otherwise indicated and subject to applicable community property laws, each person or entity set forth in the table has sole investment and voting power with respect to all shares shown as beneficially owned. Shares are owned beneficially and of record, unless otherwise specified. The number of shares of common stock used to calculate the percentage ownership of each listed person includes shares of common stock underlying options or warrants held by such persons that are exercisable within 60 days of August 27, 2004. The percentage of beneficial ownership is based on 18,482,544 shares outstanding as of August 27, 2004.

	Shares Beneficially Owned
Name and Address of Beneficial Owner(1)
	Number(2)		Percent
E. I. du Pont de Nemours and Company 1007 Market Street Wilmington, Delaware 19898	3,629,272	(4)	19.64
FMR Corp(3) 82 Devonshire Street Boston, Massachusetts 02109	2,046,279	(6)	11.07
Boston Company Asset Management LLC One Boston Place Boston, MA 02108	1,375,640	(7)	7.44
Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	1,312,895	(8)	7.10
Westport Asset Management, Inc. 253 Riverside Avenue Westport, CT 06880	1,228,994	(9)	6.65
Marshall C. Turner	2,212		*
Satish Rishi	3,210		*
James R. Northup	3,305		*
David S. Murray	4,970	(10)	*
James W. Boeckman	702		*
Preston M. Adcox	18,494		*
Susan Vladuchick Sam	2,000		*
John C. Sargent	300		*
Isabella C. M. Cunningham	0		*
Robert Boehlke	0		*
William T. Siegle	0		*
Kevin P. Hegarty	0		*
E. James Prendergast	3,629,272	(5)	19.64
All executive officers and directors as a group (13 persons)	3,664,465	(5)	19.83

*
Less than 1 percent.

(1)
The address for all officers and directors is 131 Old Settlers Boulevard, Round Rock, Texas 78664.

(2)
Does not include shares purchasable more than 60 days after August 27, 2004 pursuant to options granted as of year end to directors and named executive officers under our stock plans, as follows:

Executive Officer or Director	Total Options Available as of June 30, 2004	Unvested Options	Vested Options Exercisable within 60 days of August 27, 2004
Marshall C. Turner	225,500	101,250	130,500
Satish Rishi	114,640	79,066	43,984
James Northup	87,133	70,349	45,734
David S. Murray(11)	94,626	56,681	57,371
James W. Boeckman	44,000	40,000	11,000
Preston M. Adcox	227,601	—	227,601
Susan Vladuchick Sam	25,000	12,500	12,500
John C. Sargent	30,000	12,500	17,500
Isabella C. M. Cunningham	22,000	14,750	7,250
Robert Boehlke	22,000	14,750	7,250
William T. Siegle	17,000	14,000	3,000
Kevin P. Hegarty	12,000	12,000	—
E. James Prendergast	—	—	—
(3)
FMR Corp. is a parent holding company and includes shares held by Fidelity Management Research and Fidelity International Limited.

(4)
All shares are held by E. I. du Pont de Nemours and Company and its wholly owned subsidiary, DuPont Chemical and Energy Corporation, as reported on Schedule 13D/A dated May 4, 2001 as filed with the Securities and Exchange Commission, or SEC.

(5)
Includes the 3,629,272 shares beneficially owned by E. I. du Pont de Nemours and Company, which Director Prendergast has the right to vote.

(6)
As reported on Schedule 13 F dated June 30, 2004 as filed with the SEC.

(7)
As reported on Schedule 13 F dated June 30, 2004 as filed with the SEC.

(8)
As reported on Schedule 13 F dated June 30, 2004 as filed with the SEC.

(9)
As reported on Schedule 13 F dated June 30, 2004 as filed with the SEC

(10)
An additional 1,987 shares not listed are held by Mr. Murray's spouse.

(11)
Mr. Murray's spouse (who is also employed by us) holds (i) an additional 7,748 total options available as of June 30, 2004, (ii) 4,186 unvested options, and (iii) 4,475 vested options exercisable within 60 days of August 27, 2004.

TRANSACTIONS AND RELATIONSHIP BETWEEN US AND E. I. DU PONT DE NEMOURS AND COMPANY

        We have entered into a number of agreements with E. I. du Pont de Nemours and Company for the purpose of defining various past, present and prospective arrangements and transactions. Except as noted below, these agreements were negotiated in the context of a parent-subsidiary relationship prior to our initial public offering in 1996, and, therefore, are not the result of negotiations between independent parties. It is our intention and the intention of E. I. du Pont de Nemours and Company that such agreements and the transactions provided for therein, taken as a whole, should accommodate the parties' interests in a manner that is fair to both parties, while continuing various mutually beneficial joint arrangements. However, because of the complexity of the various relationships between us and E. I. du Pont de Nemours and Company, we cannot assure you that all of these agreements, or the transactions provided for therein, were effected on terms at least as favorable to us as could have been obtained from unaffiliated third parties. We are only entitled to the ongoing assistance of E. I. du Pont de Nemours and Company for a limited time.

        We and E. I. du Pont de Nemours and Company may enter into additional or modified arrangements and transactions in the future. Any such future arrangements and transactions will be determined through negotiation between E. I. du Pont de Nemours and Company and us. We have adopted a policy that all future agreements between us and E. I. du Pont de Nemours and Company will be on terms that we believe are no less favorable to us than the terms we believe would be available from unaffiliated parties. In that regard, we intend to follow the procedures provided by the Delaware General Corporation Law, which includes a vote to affirm any such future agreements by a majority of our directors who are not employees of E. I. du Pont de Nemours and Company, even if such directors may be less than a quorum. In addition, our Audit Committee periodically reviews our ongoing transactions with E. I. du Pont de Nemours and Company.

        The following is a summary of various past, present and prospective arrangements and transactions between E. I. du Pont de Nemours and Company and us:

Administrative Service Agreements and Research, Development and Consulting Agreement

        We and E. I. du Pont de Nemours and Company have entered into several transitional administrative service agreements, pursuant to which E. I. du Pont de Nemours and Company may continue to provide various services to us, including information systems support, human resources services, sourcing services and tax services. Since E. I. du Pont de Nemours and Company now owns less than a majority of our outstanding shares, either party may terminate these agreements subject to certain notice provisions. With the exception of the administrative service agreement entered into by the respective subsidiaries of E. I. du Pont de Nemours and Company and our company in Korea, in the absence of gross negligence or willful or reckless misconduct, E. I. du Pont de Nemours and Company's liability for damages to us for any breach of E. I. du Pont de Nemours and Company's obligations under the administrative service agreements is limited to payments made to E. I. du Pont de Nemours and Company thereunder. With respect to the administrative service agreement covering our operations in Korea, E. I. du Pont de Nemours and Company's subsidiary is not required to provide any guarantee or warranty of any nature and cannot be held liable for any claims, damages or liabilities of any kind resulting from the furnishing of the services thereunder.

        Additionally, we have entered into a research, development and consulting agreement with E. I. du Pont de Nemours and Company whereby E. I. du Pont de Nemours and Company will provide to us supplemental technical assistance and consulting with respect to analytical support and consulting on an as-needed basis and research projects addressing our specific needs. Compensation for research project support will be determined at the time each specific project relating thereto is undertaken. The initial term of the research, development and consulting agreement expired on January 1, 2001, but, in accordance with its terms, the agreement remains in effect thereafter until terminated by either party within 90 days after any annual meeting of the parties under the agreement.

        Charges for services under these agreements were $0.8 million during fiscal 2004.

Tax Indemnification Agreement

        We have entered into a tax indemnification agreement with E. I. du Pont de Nemours and Company pursuant to which we will pay E. I. du Pont de Nemours and Company, or E. I. du Pont de Nemours and Company will pay us, as appropriate, amounts in respect of taxes shown as due attributable to our operations for the period ending on the date on which we ceased to be a member of the E. I. du Pont de Nemours and Company consolidated group. E. I. du Pont de Nemours and Company will indemnify us and our subsidiaries from liability for certain matters, net of corresponding tax benefits, including any federal, state or local taxes attributable to any affiliated or combined group of which we were a member at any time prior to June 13, 1996 and any federal, state or local income or other tax for any period up to and including June 13, 1996. We will indemnify E. I. du Pont de Nemours and Company and its subsidiaries from liability for certain matters, including any federal, state or local income or other taxes attributable to our operations following June 13, 1996. In connection with the sale of our 31 percent equity interest in DuPont Korea, Ltd. to E. I. du Pont de Nemours and Company, to the extent there is a loss, any tax benefit attributable to such loss will be for E. I. du Pont de Nemours and Company's benefit at such time as E. I. du Pont de Nemours and Company beneficially owns 50 percent or less of our outstanding common stock and we have received the benefit from the Internal Revenue Service.

        The tax indemnification agreement requires payments of claims to be made within 30 days of the date a written demand for the claim is delivered. Interest accrues on payments that are not made within 10 days of the final due date at the rate applicable to the underpayments of the applicable tax. Any disputes concerning the calculation or basis of determination of any payment provided under the tax indemnification agreement will be resolved by a law firm or an accounting firm selected jointly by the parties.

Environmental Indemnification Agreement

        We have entered into an environmental indemnification agreement with E. I. du Pont de Nemours and Company pursuant to which E. I. du Pont de Nemours and Company will generally indemnify us against substantially all liabilities relating to any environmental contamination present on our manufacturing sites and those of our subsidiaries as of June 13, 1996 or present on any other site as a result of our manufacturing operations and those of our subsidiaries prior to June 13, 1996. Subsequent to June 13, 1996 any previously unknown contamination found over the next five years was also eligible for indemnification based on notification to E. I. du Pont de Nemours and Company. The environmental indemnification agreement includes procedures for notice and payment of indemnification claims and generally provides that the party bearing the majority of the liability will assume the defense of such claim and will control any negotiation or remediation activities.

Corporate Tradename and Trademark Agreement

        We have entered into a corporate tradename and trademark agreement with E. I. du Pont de Nemours and Company whereby E. I. du Pont de Nemours and Company licenses to us the following:

  •
  Use of the tradename "DuPont" as part of our corporate name;

  •
  Use of the tradename "DuPont" as part of the name of our affiliated companies; and

  •
  Use of the trademark DuPont in Oval as part of our corporate logo.

        In the corporate tradename and trademark agreement, we grant E. I. du Pont de Nemours and Company the right to inspect and test products manufactured by or for us and intended to be sold bearing the DuPont in Oval logo to determine uniform quality and compliance with quality standards of E. I. du Pont de Nemours and Company and agree to hold E. I. du Pont de Nemours and Company harmless from any and all liabilities arising from the manufacture, sale, transportation, storage or use of products manufactured by or for us bearing the DuPont in Oval logo.

        E. I. du Pont de Nemours and Company may terminate the corporate tradename and trademark agreement upon two years' prior written notice in the event that E. I. du Pont de Nemours and

Company and/or its affiliates cease to hold 20 percent of our total outstanding common stock and upon 90 days' written notice in the event that:

  •
  E. I. du Pont de Nemours and Company ceases to be the largest holder of our common stock and the new largest shareholder is, in E. I. du Pont de Nemours and Company's reasonable judgement, someone other than a passive shareholder;

  •
  We purport to assign or otherwise transfer the corporate tradename and trademark agreement without E. I. du Pont de Nemours and Company's written consent; or

  •
  We use the tradename "DuPont" other than under the terms of the corporate tradename and trademark agreement.

        E. I. du Pont de Nemours and Company has advised us that it does not currently intend to terminate the corporate tradename and trademark agreement even though it currently holds less than 20% of our total outstanding common stock.

        In addition, E. I. du Pont de Nemours and Company may terminate the corporate tradename and trademark agreement upon 90 days' written notice for any reason after January 1, 2008. Upon termination of the corporate tradename and trademark agreement, we will be obligated to:

  •
  Change our name so that the tradename "DuPont" is omitted;

  •
  Cease to use the tradename "DuPont" or any similar tradename as part of our corporate name or in any other manner whatsoever; and

  •
  Cease to use the DuPont in Oval logo.

Registration Rights Agreement

        Under a registration rights agreement between E. I. du Pont de Nemours and Company and us, E. I. du Pont de Nemours and Company and its assignees are entitled to various rights with respect to the shares of our common stock they hold. Subject to limitations, including a minimum registration of over 1,000,000 shares, E. I. du Pont de Nemours and Company and its assignees have the right to require us to register the sale of all or part of the shares they hold under the Securities Act of 1933. E. I. du Pont de Nemours and Company and its assignees are entitled to request up to an aggregate of five demand registrations. E. I. du Pont de Nemours and Company and its assignees are also entitled to include the shares of common stock they hold in a registered offering of securities by us for their own account, subject to conditions and restrictions. In addition, the registration rights agreement contains certain indemnification provisions by us for the benefit of E. I. du Pont de Nemours and Company and its assignees as well as any potential underwriter and by E. I. du Pont de Nemours and Company and its assignees for the benefit of us and related persons. E. I. du Pont de Nemours and Company and its assignees may transfer its registration rights under the registration rights agreement without our prior approval.

Teflon AF Agreement

        In June 2000, E. I. du Pont de Nemours and Company entered into an agreement with us to supply us with all of our requirements for Teflon AF fluoropolymer resins for use in making pellicles. The agreement has an initial term of three years, and is automatically renewed for an additional year on each anniversary date of the agreement unless we or E. I. du Pont de Nemours and Company decline to renew, in which case the agreement will terminate upon the expiration of the remaining term. The agreement also provides us with a license to use the patent underlying Teflon AF if E. I. du Pont de Nemours and Company ceases to make Teflon AF, terminates the agreement or sells its Teflon AF business.

        On July 8, 2003, we announced that we signed a multi-year supply agreement with Micro Lithography, Inc. (MLI), whereby MLI will supply pellicles to us. We also announced that we would begin ramping-down internal pellicle production at our Danbury, Connecticut facility immediately, ending production by September 2003. We sublicensed to MLI certain of our rights under the Teflon AF agreement.

REPORT OF THE AUDIT COMMITTEE

        Since our initial public offering, we have had an Audit Committee composed entirely of non-management directors. The members of the Audit Committee meet the independence and experience requirements of Nasdaq Stock Market. In fiscal 2004, the Committee met fourteen times, eight of which were telephonic (the telephonic meetings were generally for the purpose of reviewing our quarterly earnings releases and SEC filings, respectively). The Audit Committee's responsibilities are more fully described in its charter, which has been approved by our Board. A copy of the Audit Committee's charter is included as an appendix to this proxy statement. The Audit Committee's charter is also available on our website at www.photomask.com.

        During fiscal 2004, at each of its meetings, the Committee met with the senior members of our company's financial management team, our general counsel and our independent auditors. The Committee's chairman establishes the Committee's agenda. The Committee had private sessions, at most of its meetings, with our independent auditors, at which candid discussions of financial management, accounting and internal control issues took place.

        The Committee selected, appointed and engaged PricewaterhouseCoopers LLP as our independent auditors and reviewed with our company's financial managers and the independent auditors, overall audit scopes and plans, the results of internal and external audit examinations and the quality of our financial reporting.

        The Audit Committee has reviewed and discussed our audited consolidated financial statements and the Annual Report on Form 10-K for fiscal 2004 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in our consolidated financial statements. In addressing the quality of management's accounting judgments, members of the Audit Committee asked for management's representations that our audited consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States, or GAAP, and all applicable legal requirements, and have expressed to both management and auditors their general preference for conservative policies when a range of accounting options is available.

        In its meetings with representatives of the independent auditors, the Committee asks them to address, and discuss areas and topics that the Committee believes are particularly relevant to its oversight and review. The Committee believes that, by thus focusing its discussions with the independent auditors, it can promote a meaningful dialogue that promotes its oversight, review, judgment and decisions.

        The Audit Committee also discussed with the independent auditors other matters required to be discussed by the independent auditors with the Audit Committee under Statement on Auditing Standards No. 61 (communications with audit committees). The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (independence discussions with audit committees), and the Audit Committee has discussed with the independent auditors their independence.

        In performing all of these functions, the Audit Committee acts in an oversight and review capacity. The Committee conducts its reviews prior to our public announcements of financial results and, necessarily, in its oversight and judgment roles, the Committee relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of our annual consolidated financial statements with GAAP.

        In reliance on these reviews and discussions, and the report of the independent auditors, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2004, for filing with the SEC.

Respectfully submitted by The Audit Committee,

John C. Sargent, Chairperson	Isabella C. M. Cunningham, Ph.D.	Kevin P. Hegarty
William T. Siegle

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

        Under Section 16(a) of the Securities Exchange Act of 1934, directors, certain officers and beneficial owners of 10 percent or more of our common stock are required from time to time to file with the Securities and Exchange Commission reports on Forms 3, 4 or 5, relating principally to holdings of and transactions in our securities by such persons. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us during fiscal 2004 and thereafter, Forms 5 and amendments thereto furnished to us with respect to fiscal 2004, and any written representations received by us from a director, officer or beneficial owner of more than 10 percent of our common stock that no Form 4 or 5 is required, we believe that all reporting persons filed on a timely basis the reports required by Section 16(a) of the Securities Exchange Act of 1934 during fiscal 2004.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee currently consists of Susan Vladuchick Sam, who serves as the chairperson of the Committee, Robert J. Boehlke and John C. Sargent. None of these individuals was an officer or employee of our company or any of its subsidiaries at any time during fiscal 2004 or at any other time. None of our executive officers served on the board of directors of any company of which one of our directors was an executive officer.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee is responsible for reviewing and approving our organization structure, reviewing performance of our Chief Executive Officer and other executive officers, establishing overall employee compensation policies and recommending to our Board major compensation programs. The Compensation Committee also reviews and approves compensation for our executive officers, including salary, bonus awards and stock option and restricted stock grants, and administers our stock plans and bonus program.

        The Compensation Committee has designed a compensation program intended to attract and motivate our employees. The Compensation Committee believes that compensation should be tied to our long-term performance and benefit to our stockholders. The Compensation Committee periodically reviews our compensation programs in comparison with similarly situated companies and, as appropriate and subject to applicable legal and regulatory requirements, amends our programs accordingly to assure that our compensation programs are competitive within the industry and carry out our objectives.

        The Compensation Committee's executive compensation philosophy is based upon a belief that a substantial portion of aggregate annual compensation for our Chief Executive Officer and other executive officers should be contingent upon our operational and financial performance, the individual's contribution to our success and their potential to continue to contribute to our success in the future. In addition, the Compensation Committee strives to align the interests of our Chief Executive Officer and other executive officers with the long-term interests of our stockholders through stock option grants that can result in ownership of our common stock. The Compensation Committee endeavors to structure each executive officer's overall compensation package to be consistent with this approach and to enable us to attract, retain and reward personnel who contribute to our success.

Employment Agreements

        Effective as of June 24, 2003 (the date of his election as Chief Executive Officer), we entered into an employment agreement with Mr. Turner providing for a base annual salary of $395,000 and a cash bonus. Mr. Turner's target bonus opportunity is 75 percent of his base salary, but his actual bonus could range from 0 percent to 112.5 percent of his base salary, depending on our performance and his own performance. We have also agreed to provide continuation medical and dental coverage for Mr. Turner and his spouse under our standard benefits plan until such time as they are 65 years old, respectively. Pursuant to his employment agreement, we also granted Mr. Turner 170,000 options to purchase our common stock, 70,000 of which vest in six months and 100,000 of which will vest in equal quarterly installments over the four-year period beginning June 30, 2004. In addition, as of the first anniversary of his employment agreement, we have entered into an amendment to that employment agreement that provides that in lieu of relocation assistance, we will reimburse Mr. Turner for coach airfare to and from Austin, Texas when traveling to the Austin, Texas area on company business, and round-trip coach airfare to and from Austin, Texas for occasional travel to the Austin, Texas area by Mr. Turner's spouse (provided that in no case will we reimburse for such travel by both Mr. Turner and his spouse during the same week). In addition, pursuant to that amendment, we agreed to pay Mr. Turner a stipend of $2,000 per calendar month (payable monthly in arrears) for living expenses incurred by him in Round Rock, Texas, during the twelve-month period commencing July 1, 2004. To the extent the foregoing expense reimbursements are considered taxable income to Mr. Turner in the year received, we agreed to increase such expense reimbursements by an additional amount such that the net amount received by Mr. Turner for such expense reimbursements, after any amounts are withheld for applicable federal or state income taxes on the expense reimbursements and the additional amount at applicable withholding rates, are equal to the amount that Mr. Turner would have received if the expense reimbursements were not subject to such income taxes.

        We entered into employment agreements in fiscal 2002 with Messrs. Northup and Rishi providing initial base annual salaries for each in the amount of $220,000 and $235,000, respectively, and each for an initial three-year term, with provisions for renewals thereafter. Mr. Northup received 25,000 options granted on January 7, 2002 vesting ratably over four years. Mr. Rishi received 50,000 options granted on November 5, 2001 vesting ratably over four years, 7,500 options granted on July 5, 2002 vesting ratably over three years and 7,500 options granted on November 5, 2002 vesting ratably over three years. Messrs. Northup and Rishi are entitled to receive severance benefits if their employment is terminated, either actually or constructively within 12 months after a change-in-control of our company (as each such term is defined in the agreements). These benefits include a lump-sum severance payment equal to 12 months salary and the immediate accelerated vesting of any of the outstanding options originally granted to them. Messrs. Northup and Rishi will also receive, among other benefits, the lump-sum severance payments outlined above in the event either is terminated without cause or for good reason (as each such term is defined in the agreements). In addition, as of October 8, 2003, we and Mr. Northup agreed to amend his employment agreement to reflect the change in his duties and title from Executive Vice President of Worldwide Sales to Chief Operating Officer, and to modify his annual target bonus opportunity and annual target stock option grant, the actual amount of each of which are determined by our Compensation Committee.

        Messrs. Murray and Boeckman are among a group of employees who would receive a severance benefit if their employment is terminated, either actually or constructively, other than for cause, within 12 months after a change-in-control of our company. (A copy of the Severance Plan for Select Employees under which this benefit was established was filed as an exhibit to our annual report on Form 10-K for fiscal 2004.) The severance benefit would consist of a lump sum severance benefit equal to one year of the employee's annual base salary, and reimbursement of applicable COBRA premiums for six months of continued health coverage under our U.S. health plan for those employees and their dependents enrolled in the health plan, less any amount they would otherwise have paid for such health coverage if their employment had continued.

        We entered into an employment agreement in fiscal 2000 with Mr. Adcox providing for a fiscal 2001 salary of $320,000, a grant of options as described under the section of this proxy statement entitled Executive Compensation and Other Information, and other benefits more fully described in the agreement. Mr. Adcox's employment agreement also provided Mr. Adcox the ability to move into a part-time position with our company for two years after he left full-time employment with us. In February of 2002, Mr. Adcox left our employment in a full-time capacity and moved into the part-time position. Mr. Adcox's employment agreement expired in February 2004 and his employment by us terminated at that time.

Base Salaries

        Base salaries for our employees are targeted to be competitive with similarly situated companies. Base salaries are determined by evaluating levels of responsibility, prior experience and breadth of knowledge, as well as internal equity issues and external pay practices. Increases to base salaries are driven primarily by individual employee performance.

Bonus Program

        We maintain an annual incentive (bonus) program for our employees. Employees are selected by the Compensation Committee to participate in the bonus program based upon the recommendation of our Chief Executive Officer. The bonus program provides for target bonus grants to be established based on the position of the employee and to be computed as a percentage of the mid-point of our salary range for their position. The bonus program provides that performance goals based on our earnings and other key operational metrics will be set by our Compensation Committee, and the amount of bonus will be calculated based on the employee's target bonus grant, our performance compared with the performance goals and individual contributions by the employee. For fiscal 2004, the calculations with respect to our financial and operational performance were made with respect to each half of the fiscal year, although the bonus grants were not finalized and paid until after the end of the fiscal year. For the first half of fiscal 2004, the factors used to assess our performance for purposes of our bonus program included our pre-tax earnings and free cash flow for that period, successful qualifications of a variety of products with certain customers, the performance of our operations in Dresden, Germany, and operational metrics related to customer satisfaction. For the second half of fiscal 2004, the factors used to assess our performance for purposes of our bonus program included our pre-tax earnings for that period, the productivity of our employees (measured on the basis of revenue per employee), and operational metrics related to customer satisfaction.

        The Compensation Committee authorized, at the recommendation of our Chief Executive Officer, bonuses to be awarded to selected employees, including our executive officers, aggregating approximately $3.7 million for fiscal 2004. As part of those awards, the Compensation Committee authorized the payment of bonuses, recognizing performance during fiscal 2004, to Messrs. Turner, Rishi, Northup, Murray and Boeckman, in the amount of $253,264, $84,580, $130,000, $141,000, and $70,000, respectively. (Mr. Murray's bonus included a special one-time bonus of $50,000 awarded for the achievement of certain objectives in our operations.) Those bonuses will be paid during September 2004.

Deferred Compensation Plan

        In April 2002, we implemented a Deferred Compensation Plan. This Plan is intended to be an unfunded and nonqualified deferred compensation arrangement that will provide deferred compensation benefits to a select group of management or highly compensated employees and our Board. Enrollment in the plan is voluntary. There is no company matching contribution. The plan does coordinate with the 401(k) plan to insure the maximum benefit elected is achieved. If an event triggering the payment of the participant's accrued benefit, including the participant's disability, death, termination of employment, resignation from our Board, or a change of control occurs, then the participant's accrued benefit shall be paid either in a cash lump sum on their benefits starting date, or if the accrued benefit is $50,000 or greater, in equal installments over a five (5) year period. At our sole discretion, the form of payment will be determined by one of our authorized officer(s) (except that such authorized officer(s) shall have no authority to make a decision regarding their own form of payment).

Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to employees. The limitation applies only to compensation that is not considered to be performance-based compensation. Compensation that qualifies as performance-based compensation will not have to be taken into account for purposes of this limitation. The Amended 1997 Stock Option and Restricted Stock Plan contains provisions which are intended to assure that any compensation deemed paid in connection with the exercise of stock options granted under that plan with an exercise price equal to the market price of the option shares on the grant date will qualify as performance-based compensation. The non-performance based compensation to be paid to our executive officers for fiscal 2004 did not exceed the $1 million limit per officer, nor is it expected that the non-performance based compensation to be paid to individual executive officers for fiscal 2005 will exceed that limit. Because it is very unlikely that the compensation payable to any of our employees in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided not to take any other action to limit or restructure the elements of cash compensation. The Compensation Committee will reconsider this decision should the individual compensation of any employee ever approach the $1 million level.

Compensation of Our Chief Executive Officer

        In setting compensation payable to our Chairman of the Board and Chief Executive Officer, Marshall C. Turner, the Compensation Committee has taken into consideration Mr. Turner's education, prior accomplishments and strategic leadership experience in the high-tech industry and has sought to be competitive with companies of similar size and characteristics within our industry. Given those considerations, our Compensation Committee sets Mr. Turner's annual base salary based on our financial and operating performance, Mr. Turner's own performance, and data from comparable companies supplied by our Human Resources staff. As described above, we have entered into an employment agreement with Mr. Turner providing for a base salary and a cash bonus. The metrics to be used to determine Mr. Turner's bonus during each fiscal year are developed and approved by our Compensation Committee. For fiscal 2004, the metrics used to determine Mr. Turner's bonus included factors related to: our revenue and profitability; the performance of our management team; our performance with respect to our AMTC joint venture and our customer relationship with Infineon Technologies AG; improvements in our operational performance; development and execution of our corporate strategies and plans; improvements in our customer relationships and market share; and improving our systems and models for reporting and pricing. In addition, the Compensation Committee strives to align the interests of our Chief Executive Officer with the long-term interests of our stockholders through stock option grants that can result in ownership of our common stock.

        In addition to base salary, bonus and stock options, our Chief Executive Officer is eligible to participate in benefit plans generally available to our other employees, including health, dental and disability benefits, and our 401(k) plan.

Compensation of Our Other Executive Officers

        In setting compensation payable to our other executive officers (Messrs. Boeckman, Murray, Northup and Rishi), the Compensation Committee has taken into consideration their education, prior accomplishments and strategic leadership experience in the high-tech industry and has sought to be competitive with companies of similar size and characteristics within our industry. Given those considerations, our Compensation Committee sets base salaries for our other executive officers based on our financial and operating performance, their own performance, and data from comparable companies supplied by our Human Resources staff.

        As outlined above, our bonus program provides for target bonus grants for our other executive officers to be established based on the position of the executive officer and to be computed as a percentage of the mid-point of our salary range for their position, except that for Messrs. Northup and Rishi, in accordance with their respective employment agreements, their target bonus grants are computed as a percentage of their base salary. The bonus program provides that performance goals based on our earnings and other key operational metrics will be set by our Compensation Committee, and the amount of bonus will be calculated based on the executive officer's target bonus grant, our performance compared with the performance goals and individual contributions by the employee. The performance goals used to calculate the bonuses payable to our other executive officers are the same as those used for all other employees participating in our bonus program, as outlined above. In addition, the Compensation Committee strives to align the interests of our other executive officers with the long-term interests of our stockholders through stock option grants that can result in ownership of our common stock.

        In addition to base salary, bonus and stock options, each of our other executive officers is eligible to participate in benefit plans generally available to our other employees, including health, dental and disability benefits, and our 401(k) plan.

Respectfully submitted by the Compensation Committee,

Susan Vladuchick Sam, Chairperson	Robert J. Boehlke	John C. Sargent

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

        The following table sets forth, for the years ended June 30, the compensation paid to our named officers, a group consisting of our chief executive officer, and our four other most highly compensated executive officers, during the fiscal year.

	Annual Compensation				Long-term Compensation
Name and Principal Position	Year	$ Salary	$ Bonus(2)		Awards Securities Underlying Options	$ All Other Compensation(3)
Marshall C. Turner Chairman and Chief Executive Officer(1)	2004 2003	394,993 7,837	253,264 —		170,000 —	37,980 —
Satish Rishi Executive Vice President and Chief Financial Officer	2004 2003 2002	243,648 233,301 151,419	84,580 42,565 33,054		37,250 27,390 50,000	10,007 6,643 6,465
James R Northup Chief Operating Officer	2004 2003 2002	261,033 217,309 106,812	130,000 34,312 16,503		45,000 17,133 25,000	7,712 8,334 2,785
David S. Murray Executive Vice President—Worldwide Operations	2004 2003 2002	217,023 177,448 155,469	141,000 25,582 37,213	(4)	42,500 9,325 9,375	5,732 5,181 4,575
James W. Boeckman Executive Vice President, General Counsel and Secretary(5)	2004 2003	194,378 179,624	70,000 28,596		28,000 16,000	6,365 15,861

(1)
Mr. Turner was elected as our Chairman of our Board and Chief Executive Officer on June 24, 2003.

(2)
These amounts represent annual bonus payments to each executive. We pay those amounts after the end of the indicated fiscal year, based on a payout plan approved by the Compensation Committee of our Board.

(3)
These amounts represent matching contributions made under our 401(k) retirement plan, and imputed income for any life insurance, executive financial planning and income tax return preparation benefits. In addition, for Mr. Turner in fiscal 2004, this amount includes $21,928 for living expenses in the Austin, Texas area, and for Mr. Boeckman in fiscal 2003, this amount includes a sign-on bonus of $10,000.

(4)
Mr. Murray's bonus included a special one-time bonus of $50,000 awarded for the achievement of certain objectives in our operations.

(5)
Mr. Boeckman became our Executive Vice President and General Counsel on July 15, 2002.

Option Grants in Last Fiscal Year

        The following table sets forth information regarding options to purchase shares of our common stock granted to our named officers for fiscal 2004. We have not granted any stock appreciation rights.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option term
		% of Total Options Granted to Company Employees
Name	Options Granted(1)		Exercise Price ($/Share)	Expiration Date
					5%	10%
Marshall C. Turner	170,000	*	$20.00	8/15/2013	$2,199,832	$5,803,941
Satish Rishi	21,250	2.1%	21.37	7/28/2013	293,815	775,189
Satish Rishi	16,000	1.6%	21.68	12/9/2013	224,435	592,139
James R. Northup	45,000	4.4%	21.37	7/28/2013	622,197	1,641,576
David S. Murray	24,500	2.4%	21.37	7/28/2013	338,752	893,747
David S. Murray	18,000	1.8%	21.68	12/9/2013	252,488	666,156
James W. Boeckman	12,000	1.2%	21.37	7/28/2013	165,919	437,754
James W. Boeckman	16,000	1.6%	21.68	12/9/2013	224,435	592,139

(1)
Options granted generally become exercisable over a four-year period at the rate of 25% per year. Subject to applicable laws and regulations, options granted can be exercised through cash, cashless and stock swap methods.

*
Less than 1%

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table sets forth information regarding the exercisable and unexercisable options to acquire our common stock granted to our named officers.

			Number of Unexercised Options at Year-End
					Value of In-The-Money Unexercised Options at Year-End(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable (#)	Unexercisable (#)
					Exercisable ($)	Unexercisable ($)
Marshall C. Turner(2)	—	—	124,250	101,250	$25,163	$30,938
Satish Rishi	—	—	35,574	79,066	—	—
James R. Northup	—	—	16,784	70,349	1,986	5,956
David S. Murray	—	—	37,945	56,681	13,573	—
James W. Boeckman	—	—	4,000	40,000	—	—

(1)
The closing price per share of our common stock on June 30, 2004 was $20.33.

(2)
Of Mr. Turner's total of 225,500 unexercised options, 26,000 were granted pursuant to our Second Amended and Restated Non-employee Directors Stock Option Plan, during Mr. Turner's service on our Board as a non-employee director.

Equity Compensation Plan Information

        In 1996 our Board approved our Founders Stock Option Plan and our Stock Performance Plan. No options have been issued under these plans since 1997. The Stock Performance Plan was terminated in 1997.

        Our Board and stockholders have approved our Amended 1997 Stock Option and Restricted Stock Plan, as amended, and our Second Amended and Restated Non-employee Directors Stock Option Plan. Stock options are issued at fair market value on the date of the grant and typically vest ratably over four years.

        Our Board and stockholders also have approved our 1998 Employee Stock Purchase Plan, or ESPP. Our ESPP is available to substantially all of our employees. Employees who elect to participate in the ESPP may contribute up to 15% of their base compensation to the ESPP, subject to certain IRS limits. The ESPP is a payroll deduction plan that permits participating employees to purchase shares, on an after-tax basis, of our common stock at 15 percent below market prices at the end of each purchase period. Our ESPP currently has a two-year offering period with four interim purchase periods of six months. The ESPP has a look-back feature as well as a reset feature.

        The following table sets forth information regarding equity compensation plans under which our securities are authorized for issuance, as of the end of fiscal 2004.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by stockholders	4,682,687	$36.54	3,754,379	(a)
Equity compensation plans not approved by stockholders	97,198	$17.00	0
Total	4,779,885	$36.14	3,754,379

  (a)
  This number includes 2,503,187 securities available for issuance under our Amended 1997 Stock Option and Restricted Stock Plan, as amended, and 1,251,192 securities available for issuance under our 1998 Employee Stock Purchase Plan.

DIRECTOR COMPENSATION

        Directors who are officers or employees receive no additional compensation for serving on our Board. In accordance with E. I. du Pont de Nemours and Company's policies and practices, directors who are employed by E. I. du Pont de Nemours and Company have declined the compensation otherwise due to them. All other directors receive an annual fee of $20,000 plus stock options and reimbursement of reasonable expenses for travel, meals and telephone calls. In August 2003, after reviewing the director compensation practices of companies of similar size and characteristics within our industry, and taking into account the fact that our director compensation program had not been updated since 1996 and the increasing demands of service on our Board, including the complexity of our business and the increased number of Board and committee meetings, our Board approved several changes to our compensation program for directors who are not officers or employees. Effective November 1, 2003, these directors receive, in addition to the annual fee, stock options and expense reimbursements previously in effect, a per meeting fee for Board meetings of $1,500 for in-person meetings and $500 for telephonic meetings, and a per meeting fee for Audit Committee and Compensation Committee meetings of $1,000 for in-person meetings and $500 for telephonic meetings. In addition, the chair of the Audit Committee receives an annual fee of $10,000, members of the Audit Committee will receive an annual fee of $5,000, and the chair of the Compensation Committee will receive an annual fee of $5,000.

        Our certificate of incorporation limits the liability of our directors to us or our stockholders for breaches of the directors' fiduciary duties to the fullest extent permitted by Delaware law. We also maintain directors' and officers' liability insurance and enter into indemnification agreements with all of our directors and executive officers.

Second Amended and Restated Non-Employee Directors' Stock Option Plan

        The purpose of the Second Amended and Restated Non-Employee Directors' Stock Option Plan is to allow us to recruit and retain qualified outside directors to serve on our Board. Under this plan, each director who is not an employee, and who is not precluded by his or her employer from receiving such grant, receives a one-time grant of options to purchase 12,000 shares of our common stock upon first joining our Board. Thereafter, each non-employee director receives, during his or her tenure as a director, an annual grant of options covering 5,000 shares as of the first day of the month following our annual meeting of stockholders. Directors who are first elected to our Board within the 60 day period immediately preceding our annual meeting of stockholders and who at the time of their election received the one-time grant of options to purchase 12,000 shares described above, will not, under the terms of this plan, receive an additional grant of 5,000 shares as of the first of the month following such annual meeting. Upon exercise of an option, payments of the purchase price for the stock subject to the exercise will be made in cash. Under the terms of this plan, no more than 25 percent of the total number of shares of stock granted under an option may become exercisable in any given year following the grant. Options granted to a Director shall automatically be forfeited if such Director shall cease to be a Director for reasons other than Retirement (as defined below) or death. In the event the Director shall cease to be a Director by reason of Retirement or death the total number of shares of common stock shall become exercisable provided such option shall have been granted at least six months prior to the Retirement or death. "Retirement" is defined as the termination of a director's service on our Board, including resignation from the Board upon reaching age 70 or otherwise resigning or not standing for reelection with the approval of the Board, but does not include any termination of service resulting from an act of fraud, intentional misrepresentation, embezzlement, misappropriation, or conversion of assets or opportunities of the company or any direct or indirect majority-owned subsidiary of the company, by such director.

        Currently, 250,000 shares have been reserved for issuance under this plan. As outlined above, our Board proposes to amend the Directors Plan to increase the number of shares of our common stock authorized for issuance under the Directors Plan by 100,000, to 350,000.

        Under the Directors Plan, newly elected director Hegarty was granted options to purchase 12,000 shares of our common stock, at $20.07 per share, on June 23, 2004, and directors Boehlke, Cunningham, Sam, Sargent and Siegle each were granted options to purchase 5,000 shares of our common stock, at an exercise price of $23.69 per share, as of December 1, 2003.

NO INCORPORATION BY REFERENCE OF CERTAIN PROVISIONS OF THIS PROXY STATEMENT

        Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by us under those statutes, neither the preceding the Audit Committee report, nor the Compensation Committee report nor the subsequent Stock Performance Graph is to be incorporated by reference into any such prior filings, nor shall such graph or reports be incorporated by reference into any future filings made by us under those statutes.

STOCK PERFORMANCE GRAPH

        The graph set forth below compares the cumulative total return as of the end of our most recent fiscal year on $100 invested in our common stock, the NASDAQ Composite Index and the Philadelphia Semiconductor Index on June 14, 1996, the first trading date of our common stock, assuming the reinvestment of all dividends. The stock performance set forth below is not necessarily indicative of future price performance.

	6/14/1996	6/30/1996	6/30/1997	6/30/1998	6/30/1999	6/30/2000	6/30/2001	6/30/2002	6/30/2003	6/30/2004
DPMI	$100.00	$120.59	$317.65	$202.94	$281.62	$402.94	$283.82	$195.06	$110.59	$119.59
Nasdaq Composite	$100.00	$97.68	$118.87	$156.18	$221.41	$326.92	$178.16	$120.61	$133.76	$168.80
Philadelphia Semiconductor Index	$100.00	$91.32	$159.81	$128.54	$253.21	$596.14	$326.20	$202.58	$188.00	$253.55

ANNUAL REPORT

        A copy of our annual report for the fiscal year ended June 30, 2004 has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the annual meeting of stockholders. The annual report is not incorporated into this proxy statement and is not considered proxy solicitation material.

FORM 10-K

        We filed an annual report on Form 10-K with the Securities and Exchange Commission on or about September 9, 2004.

APPENDIX A

DUPONT PHOTOMASKS, INC.
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        This charter governs the operations of the Audit Committee of the Board of Directors (the "Audit Committee") of DuPont Photomasks, Inc. (the "Company"). The Audit Committee will review and reassess the charter at least annually and obtain the approval of the charter and any changes by the Board of Directors.

1.
Purpose

The primary responsibility for the Company's financial reporting lies with senior management. The primary function of the Audit Committee is to oversee the Company's accounting and financial reporting processes and the audits of the Company's financial statements. Consistent with this function, the Audit Committee provides an open avenue of communication among any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (the "independent auditors"), financial and senior management, the Company's internal auditors and the Board of Directors. The Audit Committee sets the overall corporate tone for quality financial reporting. In carrying out its responsibilities, the Audit Committee is empowered to investigate any matter within the scope of its duties, with full access to all books, records, facilities and personnel of the Company. The Audit Committee has the power to engage, at Company expense, independent counsel and other advisers, as it determines necessary to carry out its duties.

2.
Composition

The Board of Directors shall appoint the members of the Audit Committee. The Chairman of the Audit Committee shall be designated by the Board of Directors. The Audit Committee shall have at least three members, and shall be comprised solely of independent directors who meet the applicable NASDAQ and SEC requirements. In addition, at least one member of the Audit Committee shall have had past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

3.
Duties and Responsibilities

The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Audit Committee or the Board of Directors may supplement them as appropriate.

  (a)
  Role of Independent Auditors.    The Audit Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the Company's shareholders. The Audit Committee shall have the ultimate authority and responsibility to select one or more registered public accounting firms to serve as independent auditors and to evaluate and, where appropriate, replace the independent auditors, subject to annual shareholder ratification. Each firm of independent auditors must report directly to the Audit Committee.

  (b)
  Retention of Independent Auditors.    The Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of any independent auditors. This includes the responsibility for resolving any disagreements between management and the independent auditors regarding financial reporting.

  (c)
  Independence of Independent Auditors.    The Audit Committee shall ensure that the Company receives from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board 1. The Audit Committee shall review with the independent auditors their independence from management and the Company and the matters included in the formal written statement. The Audit Committee shall discuss with the independent auditors relationships or services that in the view of the Audit Committee may impact the objectivity or independence of the independent auditors and shall take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditors.

  (d)
  Audit Plans.    The Audit Committee shall review with the internal auditors and independent auditors the overall scope and plans for their respective audits. The Audit Committee will discuss with management, the internal auditors and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk. The Audit Committee will meet separately with the internal auditors and the independent auditors, with and without management present.

  (e)
  Earnings Releases and SEC Reports.    Prior to the filing with the SEC of any audit report required to be filed by the Company or any subsidiary under the federal securities laws, the Audit Committee shall review and consider any information supplied by the independent accountants pursuant to Rule 2-07(a) of Regulation S-X. The Audit Committee also shall review proposed earnings releases, quarterly SEC reports on Form 10-Q, and annual SEC reports on Form 10-K, with management and the independent auditors prior to the release or filing thereof.

  (f)
  Financial Statements.    The Audit Committee shall review the Company's interim financial statements with the independent auditors prior to the Company filing its Form 10-Q. The Audit Committee shall review with management and the independent auditors the audited financial statement to be included in the Company's Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The Audit Committee will review with the independent auditors, on completion of the annual audit, their experience, any restrictions on their work, cooperation received, their findings and their recommendations, and any other matter required to be discussed with the independent auditors by SAS 61, as it may be modified or supplemented. Based on such review and discussions, the Audit Committee will consider whether it will recommend to the Board of Directors that the financial statements be included in the Company's Annual Report on Form 10-K.

  (g)
  Changes to Auditing and Accounting Practices.    The Audit Committee shall review and approve, if appropriate, material changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors, management or the internal auditors.

  (h)
  Submission of Complaints and Concerns.    The Audit Committee shall establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

  (i)
  Approval of Audit and Non-Audit Services.    The Audit Committee shall adopt and implement pre-approval policies and procedures for audit and non-audit services to be rendered by the independent auditors, which policies and procedures shall be of sufficient detail to comply with the applicable SEC rules, shall not provide for delegation of the Audit Committee's pre-approval responsibilities to management and shall otherwise be consistent with those rules.

  (j)
  Related Party Transactions.    The Audit Committee shall conduct an appropriate review of all related party transactions for potential conflicts of interest situations on an ongoing basis and shall approve or disapprove all such transactions. The Company shall not enter into any transaction that is disapproved by the Audit Committee, and in the case of a transaction previously entered into and later disapproved, shall terminate such transaction as soon as practicable. The term "related party transaction" shall refer to any transaction required to be disclosed by Item 404 of Regulation S-K.

  (k)
  Controls and Procedures.    The Committee shall review management's assessments of the effectiveness of internal controls over financial reporting and any material changes therein and management's assessments of the effectiveness of disclosure controls and procedures and any material changes therein. The Committee also shall review with the independent auditors their assessments of the adequacy of the internal controls, and the resolution of identified material weaknesses and reportable conditions in the internal controls, including the prevention or detection of management override or compromise of the internal controls.

  (l)
  Other Matters.    The Audit Committee shall periodically review other matters considered relevant by the Audit Committee to the Company's auditing, financial performance and reporting, such as the Company's financial reporting and internal auditing staffing and budgets, contingent liabilities, off-balance sheet structures, treasury operations, cash balances, litigation, and risk management practices (including insurance programs).

4.
Meetings and Procedures.

The Audit Committee will meet at least four times each fiscal year. The Audit Committee periodically will report to the Board regarding the matters reviewed and discussed by the Audit Committee. The Company's Secretary or Assistant Secretary will prepare and maintain minutes of the meetings of the Audit Committee. The Audit Committee will prepare and publish a committee report in the Company's proxy statement for the annual meeting of shareholders.

5.
Funding

The Company will provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board of Directors, for payment of (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (ii) compensation to any advisers employed by the audit committee under Rule 10A-3(b)(4) under the Securities Exchange Act of 1934 and (iii) other expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

APPENDIX B

DUPONT PHOTOMASKS, INC.
CHARTER OF THE CORPORATE GOVERNANCE COMMITTEE OF THE BOARD OF DIRECTORS

        This Charter governs the operations of the Corporate Governance Committee (the "Committee") of the Board of Directors (the "Board") of DuPont Photomasks, Inc. ("DPI"). The Committee shall review this Charter at least annually, and submit any proposed changes to the Board for approval.

Purpose

        The primary functions of the Committee are to provide a forum for independent Directors to address corporate governance issues, to stimulate continuous improvement of Board practices, and to serve as a catalyst for clear and thorough communication between the Board and DPI's Chief Executive Officer. The Committee also may from time to time address other matters as deemed appropriate by the Committee or the Board. In carrying out its duties, the Committee and its chair shall, as appropriate, consult with and solicit the views of DPI's CEO. The Committee is authorized to retain, at DPI's expense, independent legal, accounting, or other professional advisers selected by the Committee, for any matters relating to the Committee's responsibilities.

Composition

        The Board shall appoint the members of the Committee, and the Committee's Chair, and the Board shall appoint replacement members upon the death, resignation or removal of the Chair or a Committee member. The Board shall have the power to remove the Chair or a Committee member at any time, or to designate a different Committee member as Chair. In general, the Board shall appoint all of the independent directors (as defined in the applicable listing standards) to the Committee. In any case, the Committee shall be comprised solely of independent Directors. The Chair may invite appropriate members of DPI's senior management, as well as DPI's outside auditors, legal counsel and other DPI personnel, to attend portions of Committee meetings.

Duties and Responsibilities

        The following shall be the principal recurring duties and responsibilities of the Committee. These duties and responsibilities are set forth as a guide with the understanding that the Committee or the Board may supplement them from time to time as appropriate. In addition, any Board member may submit matters to the Committee for review, analysis, investigation or consideration.

        Number of Board Meetings:    The Committee shall from time to time assess the appropriate number of and schedule for Board meetings, and forward its recommendations to the Board. The Chair of the Committee shall consult with the Chair of the Board to assist in developing the agenda for Board meetings.

        Review of Board Policies and Practices:    The Committee shall monitor and annually recommend to the Board any modifications of the Board's corporate governance guidelines, Board performance objectives, and Board practices, including the criteria for individual and full Board performance.

        Nomination of New Directors:    The Committee shall from time to time review the experience and characteristics appropriate for Board members and candidates in light of the Board's composition at the time and skills and expertise needed at the Board and committee levels. The Committee shall recommend director candidates to the Board for nomination or appointment. The Committee shall provide input to the Board regarding decisions on any tendered resignations of Directors and whether Directors whose terms are expiring should be nominated to stand for re-election, based on a review of the length of service of the members of the Board, including an assessment of individual director performance, number of other public company Boards on which the individual serves, composition of the Board at that time, and other relevant factors, in order to determine whether to re-nominate that individual. The Committee has the sole authority to retain, terminate and determine the compensation of any search firm used to identify Director candidates.

        Orientation of New Directors; Continuing Education.    The Committee shall periodically review DPI's procedures for providing orientation sessions for newly elected or appointed Directors, and as needed recommend continuing director education programs for Directors.

        Subcommittees:    The Committee also may establish one or more special subcommittees as necessary or appropriate to address ethical, legal or other matters that may arise from time to time.

        Reports to the Board:    The Committee's Chair shall report the highlights of each Committee meeting to the full Board following each meeting.

        Selection and Replacement of the CEO:    The Committee shall make recommendations to the Board regarding the selection and, if necessary, replacement of the CEO. In the event of a need to designate an interim or replacement CEO due to the death, resignation or removal of the CEO, the Committee shall recommend for the Board's approval a person to be designated as the interim CEO until a replacement is named.

        This document is intended as a general framework to assist the Committee in carrying out its responsibilities. This document is qualified in its entirety by reference to, and is not intended to modify, limit or enlarge the Committee's responsibilities under, DPI's certificate of incorporation and bylaws, as they may be amended from time to time, and the laws, rules and regulations governing the matters described in this document. The specific activities described in this document are not intended as binding legal obligations or inflexible requirements, as the Committee shall need to exercise its judgment and discretion in implementing these policies and conducting those activities. The Board may amend or modify this document from time to time in order to address changes to applicable laws, rules or regulations, or to reflect changes in the Committee's objectives and practices.

APPENDIX C

DUPONT PHOTOMASKS, INC.
FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

        WHEREAS, DuPont Photomasks, Inc. (the "Company") sponsors and maintains the Second Amended and Restated DuPont Photomasks, Inc. Non-Employee Directors' Stock Option Plan (the "Plan"); and

        WHEREAS, pursuant to Section VIII of the Plan and subject to certain limitations stated therein, the board of directors of the Company (the "Board") may amend the Plan at any time as the Board deems advisable; provided, however, that no amendment shall become effective without shareholder approval if such shareholder approval is required by law, rule, or regulation; and

        WHEREAS, in order to further the purposes of the Plan, the Board wishes to increase the number of shares of Common Stock available for issuance under the Plan from 250,000 shares to 350,000 shares; and

        WHEREAS, pursuant to Rule 4350(i)(1)(A) of the NASDAQ Stock Market Marketplace Rules, an amendment to cause such a material increase in the number of shares available for issuance under the plan requires shareholder approval;

        NOW, THEREFORE, effective as of the date required approval is obtained from the Company's shareholders, the Plan is hereby amended as follows:

1.
Section III of the Plan shall be amended by deleting the second sentence of such Section and substituting the following therefor:

  The total amount of stock for which Options may be granted under the Plan shall not exceed 350,000 Common Stock shares, subject to adjustment as provided in Article VI below.

2.
As amended hereby, the Plan is specifically ratified and reaffirmed.

DUPONT PHOTOMASKS, INC.
By:
Printed Name:

DETACH HERE	ZDUPC2

PROXY
DUPONT PHOTOMASKS, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
OCTOBER 26, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Satish Rishi and James W. Boeckman, or any one or more of them, with full power of substitution, the attorneys and proxies for the undersigned to vote the shares of common stock of DuPont Photomasks, Inc., a Delaware corporation, held of record by the undersigned at the close of business on August 27, 2004, at the annual meeting of stockholders of the company to be held at Austin Marriott North, 2600 La Frontera Blvd., Round Rock, Texas 78681, on Tuesday, October 26, 2004 at 10:00 a.m. local time, and at any adjournment or postponements thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the meeting. The undersigned hereby revokes all proxies previously given.

        THIS PROXY IS TO BE VOTED AS DIRECTED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED ACCORDING TO THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS INDICATED ON THE REVERSE SIDE AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS FOR ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

        You are urged to sign and return your proxy without delay in the return envelope provided for that purpose, which requires no postage if mailed in the United States or Canada.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

DUPONT PHOTOMASKS
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE	ZDUPC1
☒
Please mark
votes as in
this example.

DUPONT PHOTOMASKS, INC.						THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE PERSONS SET FORTH HEREIN AS DIRECTORS AND THE OTHER PROPOSALS.
1.	Election of Directors.							FOR	AGAINST	ABSTAIN
	Nominees:	(01) Preston M. Adcox, (02) Isabella C.M. Cunningham and (03) Susan Vladuchick Sam				2.	Ratification of PricewaterhouseCoopers LLP as independent public accountants for the year ending June 30, 2005.	☐	☐	☐
		FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES	3.	Approval of an amendment to our Second Amended and Restated Non-employee Directors Stock Option Plan to increase the number of shares of our common stock authorized for issuance under that plan by 100,000 to 350,000.	☐	☐	☐
	☐	For all nominees except as noted above				In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

						When signing this proxy, please date it and take care to have the signature conform to the stockholder's name as it appears on this side of the proxy. If shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees and guardians should so indicate when signing.
						PLEASE SEND IN YOUR PROXY.

						In order that there may be proper representation at the annual meeting, each stockholder, whether he or she owns one or more shares, is requested to sign this proxy and return it promptly in the enclosed envelope.

Signature:	Date:	Signature:	Date:

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 26, 2004
PROXY STATEMENT
2004 Annual Meeting of Stockholders
SOLICITATION, EXERCISE AND REVOCATION OF PROXIES
VOTING OF SECURITIES
ELECTION OF DIRECTORS (Proposal 1)
General Information
Stockholder Approval
Board Recommendation
Nominees for Director
Retiring Class II Director
Continuing Directors
Board Committees and Meetings
Communicating with our Board of Directors
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS (Proposal 2)
General Information
Stockholder Approval
Board Recommendation
APPROVAL OF THE AMENDMENT TO OUR SECOND AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN (Proposal 3)
General Information
Summary Description of the Second Amended and Restated Non-employee Directors Stock Option Plan
Certain U.S. Federal Income Tax Consequences
Stockholder Approval
Board Recommendation
OTHER BUSINESS
STOCKHOLDER PROPOSALS
BENEFICIAL OWNERSHIP OF SECURITIES
TRANSACTIONS AND RELATIONSHIP BETWEEN US AND E. I. DU PONT DE NEMOURS AND COMPANY
Administrative Service Agreements and Research, Development and Consulting Agreement
Tax Indemnification Agreement
Environmental Indemnification Agreement
Corporate Tradename and Trademark Agreement
Registration Rights Agreement
Teflon AF Agreement
REPORT OF THE AUDIT COMMITTEE
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION COMMITTEE REPORT
Employment Agreements
Base Salaries
Bonus Program
Deferred Compensation Plan
Compliance with Internal Revenue Code Section 162(m)
Compensation of Our Chief Executive Officer
Compensation of Our Other Executive Officers
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
Equity Compensation Plan Information
DIRECTOR COMPENSATION
Second Amended and Restated Non-Employee Directors' Stock Option Plan
NO INCORPORATION BY REFERENCE OF CERTAIN PROVISIONS OF THIS PROXY STATEMENT
STOCK PERFORMANCE GRAPH
ANNUAL REPORT
FORM 10-K
APPENDIX A
DUPONT PHOTOMASKS, INC. CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
APPENDIX B
DUPONT PHOTOMASKS, INC. CHARTER OF THE CORPORATE GOVERNANCE COMMITTEE OF THE BOARD OF DIRECTORS
APPENDIX C
DUPONT PHOTOMASKS, INC. FIRST AMENDMENT TO SECOND AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN